Exhibit 99(c)




KBLCOM INCORPORATED


CONSOLIDATED BALANCE SHEETS,
JUNE 30, 1995 AND DECEMBER 31, 1994 (in Thousands Except Share Amounts)


                                            June 30, 1995   December 31, 1994
                                            -------------   -----------------
ASSETS                                               (Unaudited)

Subscriber receivables, net of allowance
  for doubtful accounts of $964 and $924
  at June 30, 1995 and December 31, 1994,
  respectively                                 $    12,240     $    12,028
Other receivables, net                               9,375           7,152
Prepaid expenses                                     2,527           3,466
Inventory                                           10,849           9,952
Property, plant and equipment, net                 297,829         276,624
Equity investments:
  Paragon                                          175,642         152,364
  Other partnerships                                 9,725           7,999
Investments in marketable equity securities          7,861           7,861
Cable television franchises and
  intangible assets, net                         1,007,244       1,029,440
Other deferred costs, net of
  accumulated amortization of
  $10,199 and $9,853 at June 30,
  1995 and December 31, 1994,
  respectively                                       5,246           8,104
Due from parent                                     42,535          41,615
                                               -----------     -----------
TOTAL                                          $ 1,581,073     $ 1,556,605
                                               ===========     ===========
LIABILITIES AND STOCKHOLDER'S DEFICIT

LIABILITIES:
  Accounts payable                             $    29,874     $    24,309
  Accrued liabilities                               27,984          31,176
  Accrued interest:
    Due to third parties                             5,318           8,790
    Due to parent                                  127,795          86,363
  Prepayments for services and
    subscriber deposits                              9,600           7,717
  Short-term borrowings from parent                200,900         140,300
  Senior bank debt                                 339,000         364,000
  Senior notes                                      54,670          62,480
  Senior subordinated notes                         70,113          78,100
  Notes payable to parent                          694,097         694,097
  Deferred tax liability                           308,971         311,823
                                               -----------     -----------
          Total liabilities                      1,868,322       1,809,155
                                               -----------     -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT:
  Common stock, $1 par; 1,000 shares
    authorized, issued and outstanding                   1               1
  Paid-in capital                                  388,876         388,876
  Accumulated deficit                             (676,126)       (641,427)
                                               -----------     -----------
          Total stockholder's deficit             (287,249)       (252,550)
                                               -----------     -----------
TOTAL                                          $ 1,581,073     $ 1,556,605
                                               ===========     ===========
See notes to consolidated financial statements.



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KBLCOM INCORPORATED

STATEMENTS OF CONSOLIDATED OPERATIONS
FOR THE THREE MONTHS AND SIX MONTHS ENDED
JUNE 30, 1995 AND 1994 (in Thousands) (UNAUDITED)



                                           Three Months        Six Months
                                          Ended June 30,     Ended June 30,
                                       ------------------  ------------------
                                         1995      1994      1995      1994
                                       --------  --------  --------  --------

REVENUES                               $ 72,335  $ 61,754  $139,440  $122,274

COSTS AND EXPENSES:
  Programming                            18,421    15,380    35,587    30,495
  Selling, general and administrative    26,664    22,360    52,699    47,655
  Depreciation and amortization          22,052    20,591    45,423    40,966
                                       --------  --------  --------  --------
          Total                          67,137    58,331   133,709   119,116
                                       --------  --------  --------  --------

OPERATING INCOME                          5,198     3,423     5,731     3,158
                                       --------  --------  --------  --------
OTHER INCOME:
  Equity in income of partnerships        7,750     7,790    15,128    15,700
  Other, net                             (1,140)   (2,223)     (854)   (1,873)
                                       --------  --------  --------  --------
          Total                           6,610     5,567    14,274    13,827
                                       --------  --------  --------  --------
INTEREST EXPENSE:
  Third parties                           9,327    10,350    19,746    20,976
  Parent, net of interest income         25,489    18,382    48,847    34,966
                                       --------  --------  --------  --------
          Total                          34,816    28,732    68,593    55,942
                                       --------  --------  --------  --------

LOSS BEFORE INCOME TAXES                (23,008)  (19,742)  (48,588)  (38,957)

INCOME TAX BENEFIT                       (5,771)   (5,744)  (13,889)  (11,011)
                                       --------  --------  --------  --------
NET LOSS                               $(17,237) $(13,998) $(34,699) $(27,946)
                                       ========  ========  ========  ========


See notes to consolidated financial statements.






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KBLCOM INCORPORATED

STATEMENTS OF CONSOLIDATED ACCUMULATED DEFICIT
FOR THE THREE MONTHS AND SIX MONTHS ENDED
JUNE 30, 1995 AND 1994 (in Thousands) (UNAUDITED)


                                    Three Months             Six Months
                                   Ended June 30,          Ended June 30,
                                 ------------------      -------------------
                                  1995        1994        1995         1994
                                 ------      ------      ------       ------

BALANCE AT BEGINNING OF
  PERIOD                       $(658,889)  $(608,578)  $(641,427)   $(594,630)

NET LOSS                         (17,237)    (13,998)    (34,699)     (27,946)
                               ---------   ---------   ---------    ---------

BALANCE AT END OF PERIOD       $(676,126)  $(622,576)  $(676,126)   $(622,576)
                               =========   =========   =========    =========
See notes to consolidated financial statements.










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KBLCOM INCORPORATED

STATEMENTS OF CONSOLIDATED CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994 (in Thousands)
(UNAUDITED)


                                                        1995           1994
                                                       ------         ------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                           $(34,699)     $(27,946)
   Adjustments to reconcile net loss
     to net cash provided by operating
     activities:
     Depreciation and amortization                      45,423        40,966
     Equity in income of partnerships                  (15,128)      (15,700)
     Deferred income tax benefit                        (2,852)       (1,775)
     Changes in operating assets and liabilities:
       Subscriber and other receivables, net            (2,435)          313
       Inventory and prepaid expenses                       42          (656)
       Due from parent                                    (920)       (9,659)
       Accounts payable and accrued liabilities         (5,479)        7,479
       Interest payable                                 37,960        30,506
       Prepayments for services and
         subscriber deposits                             1,883           222
       Other                                             1,671          (159)
                                                      --------      --------
          Net cash provided by operating activities     25,466        23,591
                                                      --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment           (46,103)      (32,692)
  Other investments                                        834        (3,515)
                                                      --------      --------
          Net cash used in investing activities        (45,269)      (36,207)
                                                      --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of long-term debt                            (40,797)      (10,384)
  Proceeds from short-term borrowings
    from parent                                         60,600        23,000
                                                      --------      --------
          Net cash provided by financing activities     19,803        12,616
                                                      --------      --------
NET CHANGE IN CASH AND CASH EQUIVALENTS                      0             0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD               0             0
                                                      --------      --------
CASH AND CASH EQUIVALENTS, END OF PERIOD              $      0      $      0
                                                      ========      ========
See notes to consolidated financial statements.

KBLCOM INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED JUNE 30, 1995 (UNAUDITED)


1.   GENERAL

          The information presented in the following notes should be read in conjunction with the KBLCOM Incorporated ("KBLCOM") consolidated financial statements for the years ended December 31, 1994, 1993 and 1992. These quarterly financial statements are unaudited; however, in the opinion of management, the interim information reflects all adjustments (consisting only of normal recurring adjustments) necessary for a full presentation of the results for the interim periods.

2.   EQUITY INVESTMENTS IN PARTNERSHIPS

          KBLCOM's equity investments include its 50% ownership in Paragon. Equity in Paragon's income represents substantially all of the equity in income of the partnerships during the three month and six month periods ended June 30, 1995 and 1994. The following table sets forth certain summarized operating information of
          Paragon:


                                        Three Months        Six Months
                                       Ended June 30,      Ended June 30,
                                      -----------------   ----------------
                                       1995       1994     1995      1994
                                      --------  -------   ------    ------
           Paragon:
             Revenues                 $90,867    $87,112  $177,856  $173,164
             Operating expenses        68,759     64,769   134,056   128,147
             Net income                15,526     15,450    46,557    31,456

          KBLCOM's underlying
            equity in the earnings
            of investees:
            Paragon                     7,763      7,725    15,279    15,729
            Other partnerships            (13)        65      (151)      (29)
                                      -------    -------  --------  --------
          Total                       $ 7,750    $ 7,790  $ 15,128  $ 15,700
                                      =======    =======  ========  ========

     During the first quarter of 1995, Paragon recognized a $16 million gain on the sale of certain marketable equity securities. Because the merger agreement described in Note 5 provides that proceeds from selling certain assets inure to the benefit of Time Warner Inc. ("Time Warner"), KBLCOM's share of such gain has been deferred and is included in the consolidated balance sheet in accrued liabilities.

3.   LONG-TERM DEBT

     In March 1995, KBL Cable, Inc. ("KBL Cable"), a wholly owned subsidiary of KBLCOM, made a scheduled repayment of $15.8 million principal amount of its senior notes and senior subordinated notes. In the first quarter of 1995, KBL Cable repaid borrowings under its senior bank credit facility in the amount of $25 million.

4.   COMMITMENTS AND CONTINGENCIES

     KBLCOM is routinely involved in litigation incidental to its business, which involves claims for monetary amounts, some, but not all, of which would be covered by insurance. In the opinion of management, none of the existing litigation will have any material adverse effect on the Company.

     Taxes - In connection with the Internal Revenue Service's ("IRS") audit of Houston Industries Incorporated s ("HII"), KBLCOM's parent, consolidated federal income tax returns for 1987 through 1989, the IRS proposed adjustments that would reduce KBLCOM's net operating losses for such three-year period by $12.2 million. If the IRS prevails in its position regarding the proposed adjustments, KBLCOM would be liable to HII for $4.3 million in tax benefits previously recorded, plus interest. HII has initiated administrative appeals with the IRS regarding KBLCOM's proposed adjustments and substantive discussions have taken place. In the opinion of management, no material adverse effect will result from resolution of the IRS audit.

5.   SUBSEQUENT EVENT

     On July 6, 1995, KBLCOM merged with a Time Warner subsidiary in a tax-deferred, stock-for-stock merger. At the closing, HII received one million shares of Time Warner common stock and 11 million shares of newly issued convertible preferred stock. In addition, Time Warner paid HII approximately $621 million related to certain intercompany debt of KBLCOM and assumed approximately $650 million of KBLCOM's external debt and other liabilities.